SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2005

MAGUIRE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-31717 (Commission File Number)	04-3692625 (I.R.S. Employer Identification Number)

333 South Grand Avenue, Suite 400 Los Angeles, California (Address of principal executive offices)	90071 (Zip Code)

213-626-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2005, Maguire Properties, L.P. (the "Operating Partnership"), the operating partnership subsidiary of the registrant, Maguire Properties, Inc., a real estate investment trust (the "Registrant"), entered into a definitive purchase agreement, titled Agreement to Sell and Purchase and Joint Escrow Instructions (the "Purchase Agreement"), with Fifth Street Properties, LLC ("FSP"), an affiliate of CommonWealth Partners, LLC ("CWP"), to acquire all of FSP’s rights, title and interests in ten properties and three separate land parcels (the "Properties"), all of which are located in the states of California, Arizona, Colorado and Texas. The portfolio consists of properties totaling approximately 4,972,964 rentable square feet and developable land that management believes can support approximately an additional 1,529,000 square feet of office improvements, including incidental retail. The Operating Partnership has agreed to purchase the Properties on an as is, where is basis and with all faults and defects, without any representations or warranties, except as expressly set forth in the Purchase Agreement. The total purchase price of the Properties, which was determined through negotiations between the Operating Partnership and FSP, is $1,510.0 million, before acquisition costs, to be paid at closing in cash and through the assumption of a $155.0 million loan from New York Life Insurance Company and Massachusetts Mutual Life Insurance Company encumbering the 777 Tower Property.

Set forth below is certain information with respect to the Properties. This information is based on data received from FSP. Such data has not been independently verified, and the information below therefore may not be accurate or complete.

Property	Location	Rentable Area (Square Feet)	Rentable Area (Percentage)	Occupancy	Total Stories

801 North Brand	Glendale, CA	282,403	5.7%	78.6%	13
700 North Central	Glendale, CA	134,169	2.7	73.7	8
777 Tower	Los Angeles, CA	1,004,231	20.2	91.7	52
Pacific Arts Plaza	Costa Mesa, CA	826,988	16.6	84.7	15
Wateridge Plaza	San Diego, CA	265,958	5.3	91.4	6
Mission City Corporate Center	San Diego, CA	190,117	3.8	86.7	6
Regents Square I&II	La Jolla, CA	311,805	6.3	85.6	11
One Renaissance Square	Phoenix, AZ	483,852	9.7	92.3	25
Wells Fargo Center	Denver, CO	1,201,559	24.2	82.9	52
Austin Research Park I&II	Austin, TX	271,882	5.5	88.0	4
Subtotal		4,972,964	100.0%	86.4%

Developable Land	Location	Projected Rentable Area (Square Feet)

755 Figueroa	Los Angeles, CA	840,000
Pacific Arts Plaza	Costa Mesa, CA	400,000
200 Burchett	Glendale, CA	187,000
Mission City Corporate Center (1)	San Diego, CA	102,000
Subtotal		1,529,000

Grand Total		6,501,964

________
(1)	Constituting entitlements to develop a portion of the Mission City Corporate Center Property.

The Operating Partnership’s obligation to purchase the Properties under the Purchase Agreement is subject to certain limited conditions, including the receipt of identified tenant estoppels and the consent of certain third parties. The Operating Partnership has made a non-refundable deposit of $30.0 million, which will be credited toward the total purchase price of the Properties at the time of closing. If FSP defaults or a closing condition in favor of the Operating Partnership is not otherwise satisfied, then the Operating Partnership may elect to terminate the Purchase Agreement, and upon such a termination, FSP is required to return the deposit to the Operating Partnership.

In order to finance the purchase of the Properties and to refinance certain existing indebtedness, the Operating Partnership has secured a Commitment Letter with Credit Suisse First Boston and Column Financial Inc., pursuant to which the Operating Partnership and certain subsidiaries intend to borrow up to $1,380.0 million under a secured term facility and secured bridge facility. The Operating Partnership also intends to replace its current $100.0 million revolving facility with a $100.0 million revolving facility also provided for under the Commitment letter with Credit Suisse First Boston and Column Financial Inc. The Commitment Letter is subject to customary conditions.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this Form 8-K.

Exhibit No.	Description

99.1	Agreement to Sell and Purchase and Joint Escrow Instructions, dated as of January 27, 2005, by and between Fifth Street Properties, LLC and Maguire Properties, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/	Dallas E. Lucas
Dallas E. Lucas
Executive Vice President and
Chief Financial Officer

Dated:    February 2, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Agreement to Sell and Purchase and Joint Escrow Instructions, dated as of January 27, 2005, by and between Fifth Street Properties, LLC and Maguire Properties, L.P.

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